E-3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

LL Bradford & Company, LLC
----------------------------
Certified Public Accountants                              3441 S. Eastern Avenue
and Business Consultants                                     Las Vegas, NV 89109
                                                          Telephone 702 735-5030

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 2, 2003, accompanying the audited financial statements of SkyBridge Wireless, Inc. (formally known as The Entertainment
Internet, Inc.) (a development stage company) at December 31, 2002, and the related statements of operations, stockholders' equity and cash flows and the period from December 20, 2002 (date of inception) through December 31, 2002 and hereby consent to the incorporation of such report in a Registration Statement on Form S-8.

October 29, 2003                                  /s/ LL Bradford & Company, LLC